UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K /A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2012

GroveWare Technologies Ltd.

(Exact name of small business issuer as specified in its charter)

Nevada	26-1265381
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1006 - 20 Eglinton Ave. W. Toronto, Ontario, Canada M4R 1K8
(Address of principal executive offices)

(416) 644-5111
(Issuer’s telephone number)

_______________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

We are amending our Current Report on Form 8-K filed on August 1, 2012 to update our disclosures in response to comments we received from the Securities and Exchange Commission.

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SECTION 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 27, 2012, Silberstein Ungar, PLLC (the “Former Accountant”) was dismissed as the Company’s accountant. The Company has engaged Sadler, Gibb & Associates (“New Accountant”) as its principal accountants effective July 29, 2012. The decision to change accountants was approved by the Company’s board of directors.

The Former Accountant’s audit reports on the financial statements of the Company for the fiscal years ended April 2011 and 2010 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports on the financial statements of the Company for the fiscal years ended April 2011 and 2010 contained an uncertainty about the Company’s ability to continue as a going concern.

During the years ended April 30, 2012 and 2011, and through the interim period ended July 27 , 2012, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such periods.

During the years ended April 30, 2012 and 2011, and through the interim period ended July 27 , 2012, there were the following “reportable events” (as such term is defined in Item 304 of Regulation S-K). As disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2012, and Part I, Item 4 of the Company’s Form 10-Q, for the quarterly periods ended July 31, 2011, October 31, 2011 and January 31, 2012, the Company’s management determined that the Company’s internal controls over financial reporting were not effective as of the end of such periods due to the existence of material weaknesses related to the following:

(i)	inadequate segregation of duties and effective risk assessment; and

(ii)	insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both United States generally accepted accounting principles and Securities and Exchange Commission guidelines.

Other than as disclosed above, there were no reportable events during the years ended April 30, 2012 and 2011 and through the interim period ended July 27 , 2012. The Company’s Board of Directors discussed the subject matter of each reportable event with the Former Accountant. The Company authorized the Former Accountant to respond fully and without limitation to all requests of the New Accountant concerning all matters related to the annual and interim periods audited and reviewed by the Former Accountant, including with respect to the subject matter of each reportable event.

The New Accountant was the independent registered public accountant of GroveWare Technolgies Ltd. (“GroveWare”), a privately held Delaware corporation which merged with and into a wholly owned subsidiary of the Registrant on April 9, 2012. As such, the New Accountant audited the balance sheets of GroveWare as of December 31, 2011 and 2010, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended, and issued a report related to these financial statements dated April 4, 2012 (the “GroveWare Report”). These financial statements and the GroveWare Report appear in the Registrant’s Form 8-K filed with the Securities and Exchange Commission on April 10, 2012. The GroveWare Report contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle, except that it included an explanatory paragraph with respect to GroveWare’s ability, in light of its accumulated deficit and history of losses, to continue as a going concern.

On July 27, 2012, the Company provided the New Accountant with its disclosures in the Current Report on Form 8-K to provide it the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 of Regulation S-K. The New Accountant’s response is filed as an exhibit to this Current Report on Form 8-K.

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On July 27, 2012, the Company provided the Former Accountant with its disclosures in the Current Report on Form 8-K disclosing the dismissal of the Former Accountant and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Former Accountant’s response is filed as an exhibit to this Current Report on Form 8-K.

On August 6, 2012, the Company provided the Former Accountant with its disclosures in this amended Current Report on Form 8-K disclosing the dismissal of the Former Accountant and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Former Accountant’s response is filed as an exhibit to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

16.1 Letter from New Accountant (1)

16.2 Letter from Former Accountant (1)
16.3 Revised Letter from Former Accountant

(1) Incorporated by reference on Form 8-K filed on August 1, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GroveWare Technologies Ltd.

By: /s/ Hrair Achkarian

Hrair Achkarian

Chief Executive Officer

Date: August 7 , 2012

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